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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 25, 2008 (except Note 15, as to which the date is September 23, 2008) in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-153678) and the related Prospectus of Symbion, Inc. for the registration of $260,061,000 11.00%/11.75% Senior PIK Toggle Notes due 2015.

Nashville, Tennessee
November 10, 2008

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm